UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2018

WESTERN GAS PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34046 (Commission File Number)	26-1075808 (IRS Employer Identification No.)

1201 Lake Robbins Drive The Woodlands, Texas 77380-1046 (Address of principal executive office) (Zip Code)

(832) 636-6000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2018, Western Gas Holdings, LLC (“WES GP”), the general partner of Western Gas Partners, LP (“WES”), and Western Gas Equity Holdings, LLC (“WGP GP”), the general partner of Western Gas Equity Partners, LP (“WGP”), announced that their boards of directors (the “WES Board” and “WGP Board,” respectively) have appointed Robin H. Fielder as President of WES GP and WGP GP, effective immediately, and as Chief Executive Officer of WES GP and WGP GP, effective January 1, 2019. Ms. Fielder has also been appointed as Senior Vice President, Midstream of Anadarko Petroleum Corporation (“Anadarko”). Benjamin M. Fink will remain Chief Executive Officer of WES GP and WGP GP until January 1, 2019. Ms. Fielder has also been appointed to the WES Board and to the WGP Board.

In addition, on November 15, 2018, WES GP and WGP GP announced that Mr. Fink has been appointed Chairman of the WES Board and of the WGP Board, respectively, effective immediately. Robert G. Gwin, the previous Chairman of both boards, will remain a director of both WES GP and WGP GP.

Further, on November 15, 2018, WES GP and WGP GP announced that, in connection with his upcoming retirement from Anadarko, Robert K. Reeves has resigned from the WES Board and from the WGP Board, effective immediately. Mitchell W. Ingram, Anadarko’s Executive Vice President, International, Deepwater and Exploration, has been appointed to fill the vacancies created by Mr. Reeves’ resignation. In connection with his appointment to the WES Board and WGP Board, Mr. Ingram will enter into indemnification agreements with WES GP and WGP GP, the form of which has been previously filed.

Prior to joining WES and WGP, Ms. Fielder, age 38, served in positions of increasing responsibility at Anadarko, including Vice President, Investor Relations from September 2016 to November 2018, Midstream Corporate Planning Manager from December 2015 to September 2016, Director, Investor Relations from June 2014 to December 2015 and General Manager, Carthage/North Louisiana from June 2013 to June 2014. Prior to serving in these roles, Ms. Fielder held various exploration and operations engineering positions at Anadarko in both the U.S. onshore and the deepwater Gulf of Mexico.

The estimated portion of Ms. Fielder’s compensation that will be allocable to WES by Anadarko includes: (i) an annual base salary of approximately $364,000; (ii) a bonus target opportunity under Anadarko’s 2012 Omnibus Incentive Compensation Plan (the “Omnibus Plan”) equal to 80% of her base salary allocated to WES; and (iii) a $1,500,000 equity award under the Omnibus Plan based on Anadarko’s closing stock price on November 15, 2018, with such value delivered 40% in performance units, 35% in stock options and 25% in restricted stock units. The performance period for the performance units will be January 1, 2019 through December 31, 2021, and the stock options and restricted stock units will vest in one-third increments over three years, beginning on November 15, 2019.

Ms. Fielder will be eligible to receive future equity awards under WES’s and Anadarko’s compensation programs, as described under the heading “Executive Compensation – Compensation Discussion and Analysis – Elements of compensation” in WES’s Form 10-K for the year ended December 31, 2017, as filed with the Securities and Exchange Commission on February 16, 2018. Ms. Fielder is also eligible to participate in Anadarko’s other benefits, including welfare and retirement benefits, severance benefits and change of control benefits, and compensation programs on the same basis as other eligible Anadarko employees, and WES will bear the expenses related to the portion of such benefits allocable to it. Other than as described herein, there is no arrangement or understanding between Ms. Fielder and any other person pursuant to which she was selected as an officer and director of WES GP.

Item 7.01 Regulation FD Disclosure.

On November 15, 2018, WES and WGP issued a press release regarding the foregoing matters. A copy of this release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of the Exhibit
99.1	Press Release of Western Gas Partners, LP and Western Gas Equity Partners, LP issued November 15, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN GAS PARTNERS, LP

		By:	Western Gas Holdings, LLC, its general partner

Dated:	November 19, 2018	By:	/s/ Philip H. Peacock
Philip H. Peacock Senior Vice President, General Counsel and Corporate Secretary

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